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                                                                   Exhibit 10(a)



               Consent of Ernst & Young LLP, Independent Auditors



We consent to the reference to our firm under the caption "Independent Auditors" in the Post Effective Amendment No. 10 to the Registration Statement (Form N-4 No. 333-10805) and the related Statement of Additional Information appearing therein and pertaining to Lincoln Life and Annuity Variable Annuity Account L, and to the use therein of our reports dated (a) February 1, 2002, with respect to the statutory-basis financial statements of Lincoln Life & Annuity Company of New York, and (b) March 15, 2002, with respect to the financial statements of Lincoln Life and Annuity Variable Annuity Account L.

                                           /s/ Ernst & Young LLP

Fort Wayne, Indiana
April 12, 2002